UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2005

VIAVID BROADCASTING INC. (Exact name of registrant as specified in its chapter)

NEVADA (State or other jurisdiction of incorporation)	0-26535 (Commission File Number)	98-0206168 (IRS Employer Identification No.)

11483 Wellington Crescent, Surrey, British Columbia (Address of principal executive offices)	V3R 9H1 (Zip Code)

Registrant's telephone number, including area code – 604-588-8146

__________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 4.2.      Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     ViaVid Broadcasting Inc. (“ViaVid”) will restate its previously reported financial results for the fiscal year ended March 31, 2004 and for each of the fiscal quarters ended September 30, 2003 and December 31, 2003.

     The restatement is to correct the way ViaVid accounted for the issuance during the fiscal year ended March 31, 2004 of options granted to three consultants and an employee to purchase an aggregate of 200,000 shares of common stock exercisable at prices ranging from $0.10 to $0.25 per share so as to conform the accounting relating to the grant of those options with Statement of Financial Accounting Standards No. 123.

     As a result, ViaVid’s Board of Directors concluded on March 29, 2005 that its previously issued financial statements for the fiscal year ended March 31, 2004, included in its Annual Report on Form 10-KSB for the year ended December 31, 2004, and its financial statements for the fiscal quarters ended September 30, 2003 and December 31, 2003 included, respectively, in its Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 2003 and December 31, 2003 should no longer be relied upon.

     These adjustments do not impact either ViaVid’s cash positions or its revenues for the periods affected. These adjustments will increase expenses and loss for the period by $18,583 for the fiscal year ended March 31, 2004 and $1,190 and $1,145 for the fiscal quarters ended September 30, 2003 and December 31, 2003, respectively.

     ViaVid’s President, Brian Kathler, discussed these matters disclosed in this filing with ViaVid’s independent registered accountants.

     The restatement was prompted by a letters of comment dated February 22, March 14, and March 29, 2005 received from the staff of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ViaVid Broadcasting Inc. (Registrant)
Date: March 30, 2005	By: /s/ Brian Kathler President (Principal Executive Officer and Principal Accounting Officer)